Exhibit 1.1

CELYAD SA

(a public limited liability company (“naamloze vennootschap”)

organized and existing under the laws of the Kingdom of Belgium)

282,609 Ordinary Shares (without nominal value)

and

1,717,391 Ordinary Shares (without nominal value) delivered in the form of 1,717,391 American Depositary Shares

UNDERWRITING AGREEMENT

Dated: September 11, 2019

CELYAD SA

(a public limited liability company (“naamloze vennootschap”)

organized and existing under the laws of the Kingdom of Belgium)

282,609 Ordinary Shares (without nominal value) (“Ordinary Shares”)

and

1,717,391 Ordinary Shares delivered in the form of 1,717,391 American Depositary Shares (“ADS”)

UNDERWRITING AGREEMENT

September 11, 2019

Wells Fargo Securities, LLC

William Blair & Company, L.L.C.

Bryan, Garnier & Co. Limited

as Representatives of the several Underwriters

c/o	Wells Fargo Securities, LLC

375 Park Avenue, 3rd Floor

New York, New York 10152

c/o	William Blair & Company, L.L.C.

150 N. Riverside Plaza

Chicago, Illinois 60606

c/o	Bryan, Garnier & Co. Limited

Beaufort House

15 Saint Botolph Street

London EC3A 7BB

United Kingdom

Ladies and Gentlemen:

CELYAD SA, a public limited liability company (“naamloze vennootschap”) organized and existing under the laws of the Kingdom of Belgium, having its registered office at rue Edouard Belin 2, 1435 Mont-Saint-Guibert, Belgium and registered with the Register of Legal Entities (RPM Nivelles) under the enterprise number 0891.118.115 (the “Company”), confirms its agreement with Wells Fargo Securities, LLC, William Blair & Company, L.L.C., Bryan, Garnier & Co. Limited and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo Securities, LLC, William Blair & Company, L.L.C. and Bryan, Garnier & Co. Limited are acting as representatives (in such capacity, the “Representatives”), with respect to the (i) sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of (a) 282,609 Ordinary Shares of the Company (the “Initial Shares”) in a private placement in Europe and countries outside the United States and Canada, and (b) 1,717,391 Ordinary Shares of the Company to be delivered in the form of American Depositary Shares (the “Initial ADSs,” and together with the Initial Shares, the “Initial Securities”) in a public offering in the United States, in each case, as set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase up to 15% of the aggregate number of Initial Shares and/or Initial ADS Shares of the Company (being the “Option Shares,” together with the Initial Shares, the “Shares” and/or the “Option ADSs,” together with the Initial ADSs, the “ADSs”). All or any part of the Option Shares and/or the Option ADSs to be purchased by the Underwriters hereof are herein called, collectively, the “Option Securities”. The Initial Securities and the Option Securities are herein called, collectively, the “Securities.”

Each ADS will represent one Ordinary Share and the underlying Ordinary Shares for the ADSs issued (the “Underlying Shares”) shall be deposited pursuant to a deposit agreement (the “Deposit Agreement”), dated June 24, 2015, among the Company, Citibank N.A., as depositary (the “Depositary”) and Citibank International Limited as custodian for the Depositary (the “Custodian”), pursuant to which the Depositary (or the Custodian acting on behalf of the Depositary) shall deliver the ADSs to the Representatives for the account of the several Underwriters.

The Company understands that the Underwriters propose to make a private placement of the Initial Shares in Europe and countries outside the United States and Canada and a public offering of the Initial ADSs in the United States, in each case as soon as the Representatives deems advisable after this agreement (this “Agreement”) has been executed and delivered.

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3, as amended (File No. 333-220285), covering the public offering and sale of certain securities, including the Securities, under the U.S. Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), and has filed such amendments thereto, if any, as may have been required to the date hereof. Such registration statement was declared effective by the Commission under the 1933 Act on October 6, 2017. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” The Company has filed with the Commission a registration statement on Form F-6 (File No. 333-204724) covering the registration of the ADSs under the 1933 Act. The registration statement relating to the ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.”

For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

The Company is exempt from publishing a prospectus in Belgium in connection with the admission to trading of up to an aggregate of 2,300,000 Shares and the Underlying Shares (collectively, the “Listed Shares”) on the regulated markets of Euronext Brussels and Euronext Paris as the Listed Shares collectively represent, over a period of 12 months, together with the 0 shares that have already been admitted to trading during such period under the same exemption, less than 20% of the number of Ordinary Shares of the Company already admitted to trading on Euronext Brussels and Euronext Paris (“Euronext”) as at the date of this Agreement in accordance with Article 1 (5)(a) of Regulation (EU) 2017/1129 of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.

As used in this Agreement:

“Applicable Time” means 6:20 P.M., New York City time, on September 11, 2019 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the ADS Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, the ADS Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form F-3 and Form F-6 under the 1933 Act. Each of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. None of the Registration Statement, the ADS Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any “road show” as defined in Rule 433(h) under the 1933 Act relating to the offering of the Securities included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the ADS Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the ADS Registration Statement, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information contained in the seventh paragraph and the twentieth paragraph (without giving effect to any subheadings, bullets subparagraphs or tables) in each case contained in the Prospectus under the caption “Underwriting” (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv) Compliance with Reporting Requirements. The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(iv) Testing-the-Waters Materials. The Company has not engaged in any Testing-the-Waters Communication or distributed any Written Testing-the-Waters Communications in connection with the offering of Securities.

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary under the circumstances that the Company be considered an ineligible issuer.

(vi) Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii) Foreign Private Issuer. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company is and has been a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(viii) Independent Accountants. Each of (A) PwC Reviseurs d’Entreprises scrl, the accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, and (B) BDO Réviseurs d’Entreprises SCRL, the accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are (i) independent registered public accounting firms as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board and (ii) independent auditors as required by the laws of Belgium and the applicable rules and regulations under such laws.

(ix) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries (as defined herein) taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries, other than exercise of warrants issued under equity plans or other routine equity awards or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary.

(xi) Good Standing of the Company. The Company has been duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial conditions, results of operations or prospects of the Company and its Subsidiaries taken as a whole, (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby or (iii) prevent the ADSs from being accepted for listing on, or result in the delisting of the ADSs from, The Nasdaq Global Market (“Nasdaq”), or (iv) prevent the Shares or the Underlying Shares from being accepted for listing on, or result in the delisting of the Shares from Euronext (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii), (iii) and (iv) being herein referred to as a “Material Adverse Effect”.

(xii) Duly Incorporated. The Company has been duly incorporated for an unlimited duration and is validly existing as a limited liability company (société anonyme) in good standing under the laws of Belgium and no steps have been taken or contemplated by the Company or, to the knowledge of the Company, taken or threatened by a third party for its nullity, bankruptcy, liquidation, receivership or reorganization or any other similar proceeding, has not had any petition filed or other proceedings commenced for an administration order, had not been appointed a receiver, liquidator, trustee, custodian or similar official in any jurisdiction in respect of any part of the business or assets of the Company, and has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to execute and deliver this Agreement and the Deposit Agreement and to issue, sell and deliver the Securities as contemplated herein.

(xiii) Subsidiaries. The Company has no subsidiaries (as defined under the 1933 Act) other than Biological Manufacturing Services SA, Celyad Inc., CorQuest Medical Inc. and OnCyte LLC (collectively, the “Subsidiaries”) and none of the Subsidiaries are a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X under the 1934 Act); the Company owns all of the issued and outstanding share capital or capital stock, as applicable, of each of the Subsidiaries; other than the share capital or capital stock, as applicable, of the Subsidiaries and Cardio3 BioSciences Asia Ltd. (a joint venture of which the Company has 40% of the ownership interests), the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the Articles of Association, Certificate of Incorporation and Certificate of Formation, as applicable, as amended and restated from time to time (the “Articles”), and the By-laws, as applicable, of the Company and each Subsidiary have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the Closing Time or, if later, any Date of Delivery; each Subsidiary has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be in good standing would not have a Material Adverse Effect; each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding share capital or shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as would not have a Material Adverse Effect, are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into share capital or shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(xiv) Capitalization. The Company has an issued share capital (capital social) and authorized share capital (capital autorisé) as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the sections entitled “Actual” under the caption “Capitalization” and “Description of Share Capital” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus) and, as of the Closing Time and any Date of Delivery, as the case may be, the Company shall have an authorized share capital (capital autorisé) and issued share capital (capital social) as set forth in the sections of the Registration Statement, the General Disclosure Package and the Prospectus in the sections entitled “Capitalization” and “Description of Share Capital” (subject, in each case, to subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). Except as described in the Registration Statement, the preliminary prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible or exchangeable for, any Ordinary Shares or other equity interests in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any Ordinary Shares or other equity interests in the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the Company has the statutorily required minimum capital under Belgian law; all of the issued and outstanding shares of capital stock or other equity interests, including the Ordinary Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws in Belgium and in compliance with all other securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and the Articles of Association of the Company, in the form filed as an exhibit to the Registration Statement, have been heretofore duly authorized and approved in accordance with the Belgian Companies Code and shall be in full force and effect at the Closing Time, except for the issuance of any Ordinary Shares pursuant to this Agreement; the ADSs are duly listed, and admitted and authorized for trading on Nasdaq. The ADS Shares, when issued to the Underwriters, will be freely deposited by the Company with the Custodian for the account of the Depositary against issuance of American Depositary Receipts (“ADRs”) evidencing ADSs; the ADSs, when issued and delivered, will be freely transferable by the Underwriters to or for the account of the several Underwriters and (to the extent described in the Registration Statement, the General Disclosure Package and the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the ADSs under the laws of Belgium or the United States except as described in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Shares and ADSs Eligible for Future Sale.” The Ordinary Shares, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and will be freely transferable by the Underwriters to or for the account of the several Underwriters and (to the extent described in the Registration Statement, the General Disclosure Package and the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of such Ordinary Shares under the laws of Belgium or the United States except as described in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Share Capital” and “Shares and ADSs Eligible for Future Sale.”

(xv) Authorization of Agreements and Description of Securities. This Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company and each constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing the ADSs and the deposit of ADSs in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs and ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi) Authorization of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Securities, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Belgian Companies Code or the Company’s Articles of Association or any agreement or other instrument to which the Company is a party.

(xvii) Company Resolutions. The resolutions of the Company’s board of directors in relation to the approval and authorization of the issuance of the Securities has been validly passed, any preemptive rights relating thereto were validly dis-applied, and no objections against such resolutions declared void have been taken or filed to the knowledge of the Company, and following the issuance and delivery of the Shares and the ADSs, the Shares and the ADSs shall enjoy the same rights and privileges as, and will in all respect, including entitlement to dividends, be of similar ranking (pari passu) as the existing and outstanding Ordinary Shares of the Company at the time of their issuance.

(xviii) Registration Rights. There are no persons with (i) the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Ordinary Shares or shares of any other share capital or other equity interests of the Company, (ii) any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or share capital of or other equity interests in the Company or (iii) the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities; no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act any shares of Ordinary Shares or shares of any other capital stock of or other equity interests in the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby other than those that have been otherwise waived.

(xix) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is (A) in violation of its Articles of Association or By-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Articles of Association, By-laws or similar organizational document of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xx) Listing and Registration. The ADSs and Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the 1934 Act and the ADSs are listed on the Nasdaq. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs or the Ordinary Shares under the 1934 Act or delisting the ADSs or the Ordinary Shares from the Nasdaq or Euronext, as applicable, nor has the Company received any notification that the Commission, the Nasdaq or Euronext is contemplating terminating any such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Nasdaq. All Ordinary Shares of the Company, including the Listed Shares issued hereunder and the Ordinary Shares to be delivered to the Underwriters pursuant to the Share Lending Agreements will at the Closing Time, be duly listed on Euronext and freely tradable; the Company is in compliance with all listing and admission requirements and continuing obligations pursuant to applicable laws and the rules of Euronext and is in compliance in all material respects with the applicable laws and circulars published by the Belgian Financial Services and Markets Authority (“FSMA”).

(xxi) Ordinary Shares. The number of Listed Shares to be issued in connection with the transactions contemplated by this Agreement represent, over a period of 12 months, together with the 0 shares that have already been admitted to trading during such period under the same exemption, less than 20% of the number of Ordinary Shares of the Company already admitted to trading on Euronext Brussels and Euronext Paris as at the date of this Agreement in accordance with Article 1 (5)(a) of Regulation (EU) 2017/1129 of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.

(xxii) Inside Information. The Company is not aware of any inside information (within the meaning of Article 7 (1) of the Regulation (EU) No 596/2014 of 16 April 2014 on market abuse (“MAR”), as amended) concerning the Company and/or its securities or any other information required to be made public by the Company under applicable law and regulation that has not been publicly disclosed.

(xxiii) Absence of Market Abuse. The Company has not taken, directly or indirectly, in relation to the offering of the Securities or otherwise, any action or engaged in any course of conduct in breach of, and has taken adequate measures and has adequate procedures in place in order to ensure compliance with, and none of the issue of the Securities, the sale of the Securities and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of, any applicable European Union, Belgian, United States or any other relevant jurisdiction “insider dealing,” “insider trading” or similar legislation and, so far as the Company is aware, no person acting on its behalf has breached or is in breach of any relevant market abuse or insider trading law or regulation, including any reporting obligations to the Commission, the FSMA or any other authority.

The Company has not taken, nor will the Company take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of applicable laws, including Regulation M under the 1934 Act, MAR and its implementing rules.

Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf (which, for the avoidance of doubt, shall not include the Underwriters or their Affiliates or persons acting on their behalf, as to whom no representation, warranty or undertaking is given), has taken or omitted to take any action nor will take any action or omit to take any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided under the Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilization measures (the “Buy-back and Stabilization Regulation”).

(xxiv) Absence of Labor Dispute. Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any other court in the United States, Belgium or elsewhere, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any U.S. or Belgian federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or any similar legislation from elsewhere in the world or the rules and regulations promulgated thereunder, to the extent applicable to the employees of the Company or any of the Subsidiaries.

(xxv) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xxvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, or approval of the shareholders of the Company, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the FSMA, Euronext, Nasdaq, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxviii) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities and has obtained all necessary licenses, authorizations, consents and approvals from other persons (collectively, “Other Licenses”) necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses and Other Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses and Other Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or Other Licenses or the failure of such Governmental Licenses or Other Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses or Other Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxix) Title to Property. The Company and each of the Subsidiaries have good and marketable title to all property (real and personal, excluding for the purposes of this Section (xxix), Intellectual Property (as defined below)) described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except for such liens, claims, security interests or other encumbrances as would not have, individually or in the aggregate, a Material Adverse Effect; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except where such failure to own or hold would not have, individually or in the aggregate, a Material Adverse Effect and except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(xxx) Possession of Intellectual Property. Except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the General Disclosure Package and the Prospectus as under development), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); except as disclosed in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property owned or purported to be owned by the Company or the Subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus disclose is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package and the Prospectus as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; (vii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (viii) to the Company’s knowledge, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (ix) the product candidates described in the Registration Statement, the General Disclosure Package and the Prospectus as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary.

(xxxi) Environmental Laws. The Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present events, conditions, circumstances, activities, practices, actions or omissions that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order known to the Company or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any U.S. or Belgian federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(xxxii) Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxiii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiv) Payment of Taxes. All material tax returns of the Company and its Subsidiaries required by law to be filed have been filed (within any applicable time limit extensions permitted by the relevant taxing authority) and all material taxes and other assessments shown by such returns or otherwise assessed, which are due and payable (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.

(xxxv) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably deems adequate and such insurance insured against such losses and risks in accordance with customary industry practice, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxxvi) Investment Company Act. Neither the Company nor any Subsidiary is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxvii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxviii) Contracts and Agreements. Neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement.

(xxxix) Equity Incentive Plans. Except as disclosed in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus, each warrant granted under any equity incentive plan of the Company or any Subsidiary (each, an “Equity Plan”) was granted with a per share exercise price no less than the fair market value per share of Ordinary Shares on the grant date of such warrant, which is determined under the Company’s warrant plans to be the lower of (x) the average closing prices for the Company’s stock during thirty days preceding the grant date and (y) the closing sales price for the Company’s stock on the last market trading day prior to the grant date or determined by the Company’s board of directors, as applicable; each such warrant (i) was granted in compliance with applicable law and with the applicable Equity Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of the Company duly authorized by the board of directors or authorized committee thereof to make such grants) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with IFRS and disclosed in the Company’s filings with the Commission.

(xl) Forward-looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made with a reasonable basis and in good faith.

(xli) Patriot Act. The Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(xlii) Subsidiary Dividends. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus.

(xliii) Preclinical Tests and Clinical Trials. The preclinical tests and clinical trials conducted or sponsored by the Company and the Subsidiaries that are described in, or the results of which are referred to in, the Registration Statement, the General Disclosure Package and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with protocols, procedures and controls filed with the appropriate regulatory authorities for each such test or trial, as the case may be; each description of the results of such tests and trials contained in the Registration Statement, the General Disclosure Package and the Prospectus is accurate in all material respects and fairly presents the data derived from such tests and trials, and the Company and the Subsidiaries have no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus; neither the Company nor any Subsidiaries has received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; and the Company and the Subsidiaries have each operated and currently are in compliance in all material respects with all applicable laws, rules and regulations of the Regulatory Agencies.

(xliv) Affiliations. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus.

(xlv) Belgium Dividends. All dividends and other distributions declared and payable on the ADSs may under the current laws and regulations of Belgium be paid in United States dollars and may be freely transferred out of Belgium. All such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of Belgium and are otherwise free and clear of any other tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in, Belgium, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xlvi) Stamp or Transfer Taxes. No stamp or other issuance or transfer taxes or duties, levies, deductions, or charges are payable by, or required to be withheld on behalf of, the Underwriters to Belgium or any political subdivision or taxing authority thereof or therein in connection with (1) the deposit with the Depositary of the Underlying Shares by the Underwriters against the issuance of the ADRs evidencing the ADSs, (2) the execution, delivery or performance of this Agreement or the Deposit Agreement or (3) the issuance, sale or delivery of the Securities to the Underwriters and/or the investors/purchasers, other than (A) a Belgian stock exchange tax, if the Underwriters act, for purposes of the Belgian stock exchange tax, as a professional intermediary in Belgium on behalf of purchasers of Securities in relation to the purchase of Securities (secondary market transaction) (unless the purchasers are exempted from the Belgian stock exchange tax), and (B) a stamp duty of EUR 0.15 which is payable for each original copy of agreements containing a debt obligation or indebtedness for the benefit of banks, if signed or registered in Belgium; for those Underwriters that are not otherwise subject to taxation in Belgium, no capital gains, income or other taxes are payable by or on behalf of those Underwriters to Belgium or any political subdivision or taxing authority thereof or therein in connection with (x) the deposit with the Depositary of the Underlying Shares by those Underwriters against the issuance of the ADRs evidencing the ADSs, (y) the execution, delivery or performance of this Agreement or the Deposit Agreement or (z) the issuance, sale or delivery of the Securities to those Underwriters.

(xlvii) No Immunity. Neither the Company nor any of the Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Belgium; the irrevocable and unconditional waiver and agreement of the Company contained in Section 17 of this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Belgium.

(xlviii) Choice of Law. The choice of the law of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Belgium and will be honored by courts in Belgium.

(xlix) Personal Jurisdiction. The Company has the power to submit, and pursuant to Section 17 of this Agreement and to Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court.

(l) Judgment and Enforceability. Subject to compliance with the laws of Belgium on recognition and enforcement of judgments, any final judgment for a fixed sum of money rendered by a New York court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced by courts in Belgium, without re-examining the merits of the case; and upon execution and delivery, this Agreement will be in proper legal form under the laws of Belgium for the enforcement hereof against the Company, except to the extent enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles and, with respect to any indemnification or contribution provision, limited by the federal and state securities laws; and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement it is not necessary that this Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before, any governmental or regulatory authority or agency of Belgium.

(li) Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Anti-Corruption Laws (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”)) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. For purposes of this Agreement, “Anti-Corruption Laws” means (i) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997 (the “OECD Convention”); (ii) the FCPA; (iii) the English common law offence of bribery and the Bribery Act 2010 of the United Kingdom (the “English Bribery Laws”); and (iv) any other applicable law in any applicable jurisdiction (including any (a) statute, ordinance, rule or regulation; (b) order of any court, tribunal or any other judicial body; and (c) rule, regulation, guideline or order of any public body, or any other administrative requirement) which: (x) prohibits the conferring of any gift, payment or other benefit on any person or any officer, employee, agent or adviser of such person; and/or (y) is broadly equivalent to the FCPA the English Bribery Laws or was intended to enact the provisions of the OECD Convention or which has as its objective the prevention of corruption.

(lii) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(liii) OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or

other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(liv) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(lv) Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).”

(lvi) Cybersecurity. There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including, without limitation, the data and information of their respective customers, employees, suppliers and vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. The Securities are being offered to the public as part of a single capital increase at an identical price of €9.08 per Share (the “Share Purchase Price”) corresponding to $10.00 per ADS (the “ADS Purchase Price” together with the Share Purchase Price, the “Purchase Price”), based upon the exchange rate as in effect on the date hereof, as agreed between the Company and the Underwriters. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company (i) the respective numbers of Initial

ADSs at the ADS Purchase Price and (ii) the respective numbers of Initial Shares at the Share Purchase Price, in each case as set forth in Schedule A hereto opposite its name (subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Ordinary Shares or ADSs, as the case may be).

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, to purchase up to an additional 300,000 Option Securities, comprised of Option Shares and/or Option ADSs, at the Share Purchase Price or the ADS Purchase Price, as applicable, and the Underwriters shall have the right to purchase, severally and not jointly, up to such number of Option Securities at the applicable Purchase Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities (the “Option”). The Option may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the Option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the relevant exercise of the Option, nor in any event prior to the Closing Time. If the Option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Option Securities.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made to the Company in U.S. Dollars, as agreed by the Company and the Representatives on the date hereof, on or prior to 8:00 A.M. Central European time on September 16, 2019 or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you, to the blocked account in the Company’s name with ING Belgium SA/NV (“ING”) established in accordance with Section 600 of the Belgian Companies Code (the “Blocked Account”). Such funds are to be available in the Blocked Account by 8:30 A.M. Central European Time on September 16, 2019 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

(d) At the Closing Time, the Company will (i) make delivery of the Initial Shares to the Underwriters and delivery of the Underlying Shares for the Initial ADSs to the Custodian by 10:00 A.M. Central European Time on September 16, 2019, in each case subject to receipt of the funds on the Blocked Account as mentioned above and receipt by the Company of a certificate in accordance with Article 600 of the Belgian Companies Code confirming receipt of the payment for all Initial ADSs and Initial Shares in the Blocked Account and (ii) cause the issuance of the Initial ADSs by 2:00 P.M. Central European Time on September 16, 2019. The effective realization of the Company’s capital increase and the issuance of the Initial Shares and the Underlying Shares for the Initial ADSs, to be issued by the Company, will be acknowledged and recorded in a notarial deed by the board of directors (or one or more duly empowered directors) in accordance with Article 589 of the Belgian Companies Code (the “Deed”), pursuant to the provisions of the resolutions of the meeting of the Company’s board of directors held on July 9, 2019, and the Underwriters shall subscribe for such Underlying Shares to be delivered as Initial ADSs and Initial Shares, with a view to distribute, as promptly as reasonably practicable, the Initial ADSs and Initial Shares at the Closing Time to the investors to whom such Initial ADSs and Initial Shares have been sold. Following the issuance of the Underlying Shares for the Initial ADSs, the Company will facilitate the issuance of the Initial ADSs to enable delivery by the Depositary of the Initial ADSs to the Representatives for the account of the several Underwriters or to investors, as the case may be. Delivery of the Initial ADSs shall be made through the facilities of the Depositary Trust and Clearing Corporation unless the Representatives shall otherwise instruct. Delivery of the Initial Shares shall be made through the facilities of Euroclear unless the Representatives shall otherwise instruct.

As compensation for the Underwriters’ commitments, the Company shall pay (i) the product of $0.60 and the number of Initial ADSs and (ii) the product of €0.5448 and the number of Initial Shares, in each case purchased by the Underwriters from the Company at the Closing Time to the Representatives for the Underwriters’ proportionate commitments. Such payment shall be made by the Company immediately following the issuance of the Initial ADSs and Initial Shares from the Blocked Account, by wire transfer or credit of immediately available funds to an account designated by the Representatives.

(e) In addition, in the event that any or all of any of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made to the Company in Euros with respect to Option Shares or in U.S. Dollars with respect to the Option ADSs by or on behalf of the Representatives in the same manner as set forth in Sections 2(c) and 2(d), on the date specified in the corresponding notice described therein or at such other time on the same or on such other date as the Representatives and the Company shall agree upon. Issuance and delivery of the Option Securities and payment to the Underwriters of their compensation in respect thereof, shall, mutatis mutandis, occur in accordance with the principles set forth in Sections 2(c) and 2(d).

(f) Denominations; Registration. The Initial Shares and the Option Shares, if any, and the ADRs evidencing the Initial ADSs and the Option ADSs, if any, shall be in definitive form, in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or such Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or the ADS Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will pay any applicable fees in accordance with the 1933 Act in a timely manner, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement or the ADS Registration Statement, as applicable, in order that the Registration Statement or the ADS Registration Statement, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or the ADS Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the ADS Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, electronic copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all signed consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed electronic copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the

1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to maintain the listing of the ADSs on the Nasdaq and the Ordinary Shares on Euronext for so long as any Ordinary Shares or ADSs remain outstanding.

(i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Wells Fargo Securities, LLC and William Blair & Company, L.L.C., (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs or Ordinary Shares or any securities of the Company that are substantially similar to ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for, or any warrants or other rights to purchase, the foregoing, or file or cause to become effective any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exercisable or exchangeable for, or any warrants or other rights to purchase, the foregoing, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise, or to publicly announce an intention to effect any transaction specified in clauses (i) or (ii). The foregoing sentence shall not apply to (A) the registration of the offer and sale of the Securities as contemplated by this Agreement, (B) issuances of ADSs or Ordinary Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, (C) the issuance of employee warrants not exercisable during the 90-day restricted period and any filings related thereto pursuant to equity plans described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, (D) the filing of a registration statement on Form S-8 to register securities issuable by the Company upon the exercise of warrants granted by the Company and (E) issuances of ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise in connection with the acquisition of businesses, technologies, assets or intellectual property of another entity as long as (i) the aggregate amount of any such shares does not exceed 5% of the number of shares of ADSs or Ordinary Shares outstanding immediately after the issuance and sale of the Securities contemplated by the Registration Statement and (ii) each of the recipients of any such shares execute a Lock-Up Agreement for the remainder of the 90- day restricted period.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 90-day restricted period referred to in Section 3(i).

(m) Press Releases. Except as required by applicable law, prior to the Closing Time or any Date of Delivery, the Company will provide the Representatives with reasonable advance notice of and opportunity to comment on any press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Securities, and to issue no such press release or communications or hold such press conference without the prior consent of the Representatives.

(n) Anti-Manipulation. The Company will not and will cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(o) Transfer Agent and Registrar. The Company will maintain a transfer agent or registrar, which such transfer agent or registrar may be the Depositary.

(p) ADS Deposit. The Company will prior to the time of the closing, deliver or deposit on behalf of the Underwriters the Underlying Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the ADSs will be issued by the Depositary against receipt of such Underlying Shares and delivered to the Underwriters at the Closing Time.

(q) Certificate Regarding Beneficial Ownership. The Company shall have provided to the Representatives a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of any required identifying documentation, and the Company hereby undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters in accordance with this Agreement and the Deposit Agreement, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters or upon the deposit of any such Securities with the Depositary, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, up to a maximum of $25,000 (vi) the fees and expenses of any transfer agent, depositary or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by, with the approval of, the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; provided, however, that except as otherwise provided herein, the Underwriters will pay all of their own costs and expenses, including the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Securities (including half of the cost of any aircraft chartered in connection with the road show), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, up to a maximum of $35,000, (ix) the fees and expenses incurred in connection with the listing of the Securities, including any fees associated with the listing of the Ordinary Shares and ADSs on the Euronext Brussels, Euronext Paris and Nasdaq, as applicable; (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable documented fees and disbursements of counsel for the Underwriters; provided, however, that the Company shall not be required to reimburse the out-of-pocket expenses for any defaulting Underwriter.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. Each of the Registration Statement and the ADR Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.

(b) Opinion of U.S. Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Goodwin Procter LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c) Opinion of Belgian Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of CMS DEBACKER SCRL, Belgian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d) Opinion of IP Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of each of LeclairRyan and Keltie LLP, intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(e) Opinion of Counsel for the Depositary. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(f) Opinion of US Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Cooley LLP, US counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Representatives.

(g) Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Time, in form and substance satisfactory to counsel for the Underwriters.

(h) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of PwC Reviseurs d’Entreprises scrl and BDO Réviseurs d’Entreprises SCRL, a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from BDO Réviseurs d’Entreprises SCRL, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) CFO Certificate. At the Closing Time, the Representatives shall have received a certificate from the Chief Financial Officer of the Company, in form and substance satisfactory to counsel for the Underwriters.

(k) Approval of Listing. At the Closing Time, and on any subsequent Date of Delivery, the listing of the ADRs shall have been approved, or maintained, as the case may be, for quotation on Nasdaq and the listing of the Listed Shares on the regulated market of Euronext shall have been approved by Euronext.

(l) [Reserved.]

(m) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(n) Minutes and Resolutions. The Company shall furnish to you on the Closing Time its Articles of Association and an executed copy of (i) the minutes of the board of directors of the Company held on July 9, 2019; (ii) the special report of the Company’s board of directors pursuant to Article 596 of the Belgian Companies Code; (iii) the special report of the Company’s statutory auditor pursuant to Article 596 of the Belgian Companies Code; (iv) the minutes of the Company’s pricing committee held on September 11, 2019; and (v) a copy of the notarial deed recording the issuance of the Initial Shares and the Underlying Shares for the Initial ADSs. The Company shall furnish to you at the Date of Delivery (if applicable), an executed copy of the notarial deed recording the issuance of such Option Shares and the Underlying Shares for the Option ADSs.

(o) Deposit Agreement. The Deposit Agreement shall be in full force and effect.

(p) The Underlying Shares. The Underlying Shares for the ADSs to be sold by the Company will be deposited with the Depositary, or the Custodian (acting as custodian for the Depositary), on behalf of the Underwriters, in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs representing such Ordinary Shares will be issued by the Depositary, or the Custodian (acting as custodian for the Depositary), against receipt of such Ordinary Shares and ADSs and/or ADRs evidencing the ADSs representing such Ordinary Shares delivered to the Underwriters at the Closing Time. The Depositary, or the Custodian (acting as custodian for the Depositary), shall have furnished or caused to be furnished to the Representatives at the Closing Time certificates reasonably satisfactory to the Representatives evidencing the deposit with it of the ADSs being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at the Closing Time, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(q) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its Subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of US Counsel for Company. If requested by the Representatives, the favorable opinion of Goodwin Procter LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Belgian Counsel for US Company. If requested by the Representatives, the favorable opinion of CMS DEBACKER SCRL, Belgian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Opinion of IP Counsel for US Company. If requested by the Representatives, the favorable opinion of each of LeclairRyan and Keltie LLP, intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v) Opinion of Counsel for the Depositary. If requested by the Representatives, the favorable opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vi) Opinion of US Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Cooley LLP, US counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vii) Bring-down Comfort Letter. If requested by the Representatives, a letter from BDO Réviseurs d’Entreprises SCRL, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(viii) CFO Certificate. If requested by the Representatives, a certificate from the Chief Financial Officer of the Company to the same effect as the certificate required by Section 5(j) hereof.

(r) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(s) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, and such indemnifying party shall assume the defense of such action, including the retention of counsel reasonably satisfactory to such indemnified party and pay all legal or other fees and expenses related to such action or incurred in connection with such indemnified party’s enforcement of this Section, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnified party or parties shall have the right to retain its or their own counsel in any case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of any such action, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such action, or (iii) such indemnified part or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred; provided, however, that in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the ADSs underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq, or Euronext, or (iv) if trading generally on the NYSE, Nasdaq or Euronext has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, Belgium or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by Federal or New York or Belgian authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 48-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Wells Fargo Securities, LLC at 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Desk (fax no: (212) 214-5918), William Blair & Company, L.L.C. at 150 N. Riverside Plaza, Chicago, Illinois 60606, Attention: Equity Capital Markets and separately, General Counsel, and Bryan, Garnier & Co. Limited at Beaufort House, 15 Saint Botolph Street, London EC3A 7BB, United Kingdom; and notices to the Company shall be directed to it at the offices of the Company at Rue Edouard Belin 2, 1435 Mont-Saint-Guibert, Belgium (facsimile: +32(0) 10 39 41 41, attention of Christian Homsy.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than U.S. dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into U.S. dollars.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

CELYAD SA

By	/s/ Filippo Petti
	Name:	Filippo Petti
	Title:	Chief Executive Officer and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	WELLS FARGO SECURITIES, LLC

By	/s/ Geoffrey Goodman
Authorized Signatory

WILLIAM BLAIR & COMPANY, L.L.C.

By:	WILLIAM BLAIR & COMPANY, L.L.C.

By	/s/ Steve Maletzky
Authorized Signatory

BRYAN, GARNIER & CO. LIMITED

By:	BRYAN, GARNIER & CO. LIMITED

By	/s/ Olivier Garnier
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Initial ADSs	Number of Initial Shares	Number of Initial Securities
Wells Fargo Securities, LLC	721,305	118,695	840,000
William Blair & Company, L.L.C.	652,608	107,392	760,000
Bryan, Garnier & Co. Limited	206,087	33,913	240,000
Kempen & Co U.S.A., Inc.	137,391	22,609	160,000
Total	1,717,391	282,609	2,000,000

SCHEDULE B

Pricing Terms Orally Provided by Underwriters

The ADS Purchase Price, or the price per ADS to the public: $10.00

The Share Purchase Price, or the price per Ordinary Share to the public: €9.08

Number of Initial ADSs Offered: 1,717,391

Number of Initial Shares Offered: 282,609

Number of Option Shares and Option ADSs: 300,000

Free Writing Prospectuses

None

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Directors

Michel Lussier

LSS Consulting SPRL (represented by Christian Homsy)

Serge Goblet

Chris Buyse

Rudy Dekeyser

Hilde Windels

Margo Roberts

Officers

Filippo Petti

KNCL SPRL (represented by Jean-Pierre Latere)

NandaDevi SPRL (represented by Philippe Dechamps)

MC Consult (represented by Philippe Nobels)

ImXense SPRL (represented by Frederic Lehmann)

David Gilham

Anne Moore

EXHIBIT A

                    , 2019

Wells Fargo Securities, LLC

William Blair & Company, L.L.C.

Bryan, Garnier & Co. Limited

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o	Wells Fargo Securities, LLC

375 Park Avenue, 3rd Floor

New York, NY 10152

c/o	William Blair & Company, L.L.C.

150 N. Riverside Plaza

Chicago, Illinois 60606

c/o	Bryan, Garnier & Co. Limited

Beaufort House

15 Saint Botolph Street

London EC3A 7BB

United Kingdom

Re:	Proposed Offering by CELYAD SA

Dear Ladies and Gentlemen:

The undersigned, a stockholder, officer/member of the Executive Committee and/or director of Celyad SA, a public limited liability company (“naamloze vennootschap”) organized and existing under the laws of the Kingdom of Belgium (the “Company”), understands that Wells Fargo Securities, LLC, William Blair & Company, L.L.C. and Bryan, Garnier & Co. Limited (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the offering of (i) ordinary shares (without nominal value) (“Ordinary Shares”) in a private placement in Europe and countries outside the United States and Canada (the “European Private Placement”) and (ii) Ordinary Shares, which may be delivered in the form of American Depositary Shares (“ADSs”) in a public offering in the United States (the “Public Offering”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer/member of the Executive Committee and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo Securities, LLC and William Blair & Company, L.L.C., (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or any other securities that are substantially similar to Ordinary Shares or ADSs, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the U.S. Securities Act of 1933, as amended (the “1933 Act”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or ADSs or other securities, in cash or otherwise.

The foregoing restrictions shall not apply to:

(i) transfers of Lock-Up Securities acquired in the European Private Placement and the Public Offering, in each case, as contemplated by the Underwriting Agreement (the “Offerings”); provided that the undersigned is not an officer/member of the Executive Committee or director of the Company or a holder of 5% or more of the Company’s Ordinary Shares (including any Ordinary Shares issuable upon conversion or exchange of other securities);

(ii) transactions relating to Lock-Up Securities acquired in open market transactions after the date of the Underwriting Agreement; provided that the undersigned is not an officer/member of the Executive Committee or director of the Company or a holder of 5% or more of the Company’s Ordinary Shares (including any Ordinary Shares issuable upon conversion or exchange of other securities);

(iii) bona fide gifts;

(iv) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned;

(v) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, transfers (A) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the 1933 Act) of the undersigned or (B) to limited partners, limited liability company members or stockholders of the undersigned;

(vi) if the undersigned is a trust, transfers to the beneficiary of such trust;

(vii) transfers by testate succession or intestate succession;

(viii) transfers by operation of law or by order of a court of competent jurisdiction, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(ix) transfers to the Company in full or partial payment of the exercise price for warrants to purchase Lock-up Securities or to the Company for full or partial payment of taxes required to be paid upon the exercise of warrants to purchase Lock-up Securities, in each case where such warrants are disclosed in the final prospectus relating to the Offering; provided that to the extent any filing under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), if any, is required, such filing shall clearly indicate in the footnotes thereto an explanation of the transaction requiring such filing; and

(x) the establishment of a trading plan pursuant to Rule 10b5-1 under the 1934 Act, and the rules and regulations promulgated thereunder for the transfer of Lock-up Securities or other securities of the Company, provided that (i) such plan does not provide for the transfer of Lock-up Securities or other securities of the Company during the Lock-Up Period and (ii) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-up Securities or other securities of the Company may be made under such plan during the Lock-Up Period;

provided, further that in the cause of clauses (iii)-(viii), that (A) such transfer shall not involve a disposition for value and (B) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement; and provided further, that in the case of clauses (i)-(viii), that no filing under Section 16(a) of the 1934 Act or any other public announcement shall be required or made during the Lock-Up Period in connection with such transfer. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) for any reason the Underwriting Agreement shall be terminated prior to the consummation of the transactions contemplated thereby or (iii) the Offering is not consummated by October 31, 2019, this Lock-Up Agreement shall automatically terminate and the undersigned shall be released from its obligations hereunder.

Very truly yours,

Signature:

Print Name: